Research & Development

- **Collaboration partnerships with leading academic institutions:**
  - China Pharmaceutical University
  - Sichuan University-affiliated West China Center of Medical Sciences
  - Shaanxi University of Chinese Medicine, among others

- **Efficient and cost-effective joint research and development model:**
  - Company provides funding and completes all regulatory filings
  - Partners responsible for research, development and clinical trials
  - Company has sole ownership of work product and economic benefits

- **Research and development focus and launch:**
  - New products addressing large market opportunities
  - Improvement on delivery and efficacy of existing products
  - Launch schedule strategically planned to drive consistent long-term earnings growth